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                                                                 EXHIBIT 10.8



                             PAPEREXCHANGE.COM, LLC

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "AGREEMENT") is made as of December 30, 1999, by and between PaperExchange.com, LLC, a Delaware limited liability company (the "COMPANY") and DSCKW Irrevocable Trust, a Massachusetts trust (the "PURCHASER").

         WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 629,006 membership interests of the Company (such 629,006 membership interests being referred to herein as the "MEMBERSHIP INTERESTS").


         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.       PURCHASE AND SALE.

         1.1 PURCHASE AND SALE OF MEMBERSHIP INTERESTS. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing (as hereinafter defined), the Membership Interests at a purchase price of $6.35923456 per Membership Interest. The aggregate purchase price payable by the Purchaser to the Company for all of the Membership Interests shall be $4,000,000.

         1.2 CLOSING. The closing of the transactions contemplated under this Agreement (the "CLOSING") shall take place at the Boston offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 on or before December 30, 1999, or on such other date as may be agreed upon in writing between the Purchaser and the Company.

         1.3 DELIVERY. At the Closing, the Purchaser shall deliver to the Company a cash amount equal to $4,000,000 by certified check or wire transfer; and the Company shall revise Exhibit A to the Operating Agreement (as defined below) to reflect the Purchaser's purchase of the Membership Interests. The Purchaser agrees that in connection with any conversion of the Company to a corporation, the Purchaser shall, upon request of the Management Board of the Company (the "MANAGEMENT BOARD"), execute documents required to effect such conversion, including documents evidencing the Purchaser's agreement to comply with any restrictions imposed by the Management Board upon the Membership Interests (or the capital stock or other securities received in exchange for Membership Interests (or into which Membership Interests are converted)) with respect to the transfer or voting thereof. The Purchaser understands and agrees that this constitutes an irrevocable commitment which the Purchaser shall not have the right to cancel or veto.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

         2.1 ORGANIZATION AND STANDING; CERTIFICATE OF FORMATION. The Company is a limited liability company duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as presently

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conducted and as proposed to be conducted. The Company is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition. The Company has furnished the Purchaser with copies of its Certificate of Formation and its Amended and Restated Operating Agreement, dated as of June 1, 1999 (the "OPERATING AGREEMENT").

         2.2 POWER AND AUTHORITY. The Company has all requisite legal power and authority to execute and deliver this Agreement, to authorize the issuance of the Membership Interests hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Operating Agreement and the transactions contemplated hereby and thereby.

         2.3 OWNERSHIP OF MEMBERSHIP INTERESTS. The membership interests of the Company consist of 37,408,468 outstanding membership interests and up to an additional 9,767,021 membership interests and/or economic interests (such outstanding and additional interests being referred to collectively as the "PRESENT INTERESTS") which may be outstanding in the future pursuant to the exercise of warrants and/or options authorized to be issued (excluding the 2,000,000 options authorized by the Management Board on or about November 23,
1999). The Present Interests do not include (i) those certain membership interests and/or economic interests of the Company issued by the Company to Madison Dearborn Capital Partners III, L.P. ("MDCP"), Madison Dearborn Special Equity III, L.P. ("MDSE") and Special Advisors Fund I, LLC ("SAF," together with MDCP and MDSE, "MADISON") pursuant to that certain Purchase Agreement, by and between the Company, Rod Parsley and Madison, dated as of even date herewith, and (ii) those certain membership interests and/or economic interests of the Company issued by the Company to MSD Capital, L.P. and/or one or more of its affiliates (collectively, "MSD CAPITAL") pursuant to that certain Purchase Agreement, by and between the Company and MSD Capital, dated as of even date herewith. The Interests acquired hereby shall have the rights, preferences, privileges and restrictions set forth in the Operating Agreement.

         2.4 AUTHORIZATION. All limited liability company action on the part of the Company, its managers, members, directors and officers necessary for the authorization, execution, delivery and performance of this Agreement and the Operating Agreement by the Company, the authorization of the transfer of the Membership Interests and the performance of all of the Company's obligations hereunder and under the Operating Agreement have been taken or will be taken prior to the Closing. This Agreement and the Operating Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.5 VALID ISSUANCE OF THE COMPANY'S MEMBERSHIP INTERESTS. The Membership Interests will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued in compliance with the Certificate of Formation of the Company and the Operating Agreement, and such Membership Interests will be free and clear of any liens or encumbrances; provided, however, that the Membership Interests shall be subject to restrictions on transfer under state and/or federal securities laws and pursuant to the terms of the Operating Agreement.

         2.6 NO CONFLICT. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any


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violation of or default by the Company (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any provision of the organizational documents of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

         2.7 BROKERS. The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.


         2.8 CONSENTS. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

         3.1 AUTHORIZATION. All action on the part of the Purchaser and, if applicable, its trustees, officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite power and authority to enter into each of this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchaser is acquiring the Membership Interests for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder (the "SECURITIES ACT").

         3.3 INVESTOR STATUS; ETC. The Purchaser certifies and represents to the Company that it is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Membership Interests. The Purchaser's financial condition is such that it is able to bear the risk of holding the Membership Interests for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

         3.4 MEMBERSHIP INTERESTS NOT REGISTERED. The Purchaser understands that the Membership Interests have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.


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         3.5 INVESTMENT REPRESENTATIONS. The Purchaser represents and warrants to the Company that: (i) it is a Massachusetts trust, (ii) each of its constituent members is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act, and (iii) its principal office is located at One Joy Street, Boston, Massachusetts 02108.

         3.6 NO CONFLICT. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

         3.7 BROKERS. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         3.8 CONSENTS. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing.

4. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT CLOSING. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

         4.1 INSTRUMENT OF ACCESSION. The Purchaser shall execute an Instrument of Accession, substantially in the form of Exhibit A attached hereto, simultaneously with the purchase of the Membership Interests hereunder, in order to become a party to the Operating Agreement thereby agreeing to be bound by the restrictions set forth in the Operating Agreement.

         4.2 PERFORMANCE. The Purchaser shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by them before the Closing.

         4.3 PROCEEDINGS SATISFACTORY. All trust and legal proceedings taken by the Purchaser in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Company, in the reasonable exercise of the judgment of the Company.

5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AT CLOSING. The obligations of the Purchaser under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Purchaser:

         5.1 PERFORMANCE. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by them before the Closing.


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         5.2 PROCEEDINGS SATISFACTORY. All limited liability company and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Purchaser, in the reasonable exercise of the judgment of the Purchaser.

6.       MISCELLANEOUS

         6.1 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and the exhibits hereto constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         6.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware by Delaware residents.

         6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         6.4 HEADINGS. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         6.5 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or by telecopier (confirmed thereafter by U.S. mail) or delivery by overnight courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed as set forth below (with copies as indicated), or at such other address as each party may designate by ten (10) days' advance written notice to all other parties:

IF TO THE COMPANY:                           IF TO THE PURCHASER:

545 Boylston Street, 8th Floor               DSCKW Irrevocable Trust
Boston, MA  02116                            One Joy Street
Attention:  President and CEO                Boston, MA  02108
Telecopier No.: (617) 536-1573               Attention: Anastasios Parafestas
                                             Telecopier No.: (617) 531-4872

WITH COPIES TO:

Bingham Dana LLP
150 Federal Street
Boston, MA  02110
Attention:  Jonathan K. Bernstein, Esq.
Telecopier No.: (617) 951-8736



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         6.6 SURVIVAL OF WARRANTIES. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided, however, that, except as provided above, such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

         6.7 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended by a written instrument by agreement of the parties hereto.


                           [SIGNATURE PAGE TO FOLLOW]



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         IN WITNESS WHEREOF, the parties hereto have executed this Purchase
Agreement as of the day and year first above written.

                                        PAPEREXCHANGE.COM, LLC
                                        a Delaware limited liability company

                                        By: /s/ Kent Dolby
                                            ------------------------------------
                                        Name: Kent A. Dolby

                                        Title: President and CEO

                                        Address: 545 Boylston Street
                                        Boston, MA  02116

                                        DSCKW IRREVOCABLE TRUST

                                        By: /s/ A. Parafestas
                                            ------------------------------------
                                        Anastasios Parafestas, as Trustee

                                        Address: One Joy Street
                                                 Boston, MA  02108


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                                    EXHIBIT A

                         FORM OF INSTRUMENT OF ACCESSION